Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-123341 on Form S-8 of our report dated December 16, 2004, relating to the consolidated financial statements and financial statement schedule of Energy West, Incorporated and subsidiaries for the year ended June 30, 2004, appearing in this Annual Report on Form 10-K of Energy West, Incorporated and subsidiaries for the year ended June 30, 2006.
/s/ DELOITTE & TOUCHE LLP
Salt Lake City, Utah
September 28, 2006